Contact:

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS

THIRD QUARTER 2011 RESULTS

Reports Adjusted Cash EPS of $0.74

Strong Performance of Key Generic Products

Continued Robust Cash Generation

Woodcliff Lake, N.J., November 2, 2011 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the third quarter ended September 30, 2011.

For the third quarter ended September 30, 2011, the Company reported total revenues of $215.4 million, and income from continuing operations of $22.1 million, or $0.60 per diluted share, which includes $2.9 million of acquisition-related expenses.  Excluding this item and associated tax impacts, adjusted income from continuing operations (non-GAAP measure) was $25.5 million. On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses, income from continuing operations was $27.1 million, or $0.74 per diluted share for the third quarter 2011. (Please see attached reconciliation page.)  This is compared to reported revenues of $234.4 million and adjusted cash basis income from continuing operations of $31.3 million, or $0.88 per diluted share for the same period in 2010.

For the nine months ended September 30, 2011, the Company reported total revenues of $672.5 million and a loss of $77.6 million from continuing operations, or $2.17 per diluted share, as a result of a $190.6 million pre-tax litigation settlement expense in the first quarter, second quarter restructuring charges of $27.7 million, and the aforementioned transaction costs.  On an adjusted cash basis (non-GAAP measure), income from continuing operations was $92.9 million, or $2.54 per diluted share.  This compares to reported revenues of $781.8 million and income from continuing operations of $75.1 million, or $2.12 diluted share, for the same period in 2010.  On an adjusted cash basis, income from continuing operations for the first nine months of 2010 was $82.7 million, or $2.34 per diluted share.

The following is a product level discussion of third quarter 2011 results versus the second quarter 2011:

Key Product Sales

•

Metoprolol:  For the quarter ended September 30, 2011, net sales of metoprolol succinate were $67.5 million compared to net sales of $63.7 million in the second quarter 2011.  The increase was due to customer buying patterns.  Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol XL®.

•

Budesonide EC:  Net sales for budesonide EC in the third quarter were $20.6 million compared to $16.4 million in the second quarter, when the product was launched.  Par Pharmaceutical is the authorized generic for AstraZeneca’s Entocort® EC.

•

Sumatriptan: Net sales of sumatriptan succinate were $16.8 million in the third quarter 2011 compared to $15.3 million in the second quarter 2011.  The increase was due to customer buying patterns.

•

Propafenone Hydrochloride ER: Net sales for Propafenone Hydrochloride ER in the third quarter were $18.1 million compared to $13.3 million in the second quarter.  The increase was driven by customer buying patterns following the first quarter 2011 launch of the product.  Par Pharmaceutical remained the exclusive supplier of generic Rythmol SR® throughout the third quarter.

•

Amlodipine and Benazepril: Net sales for the third quarter 2011 were $4.5 million compared to $12.5 million in the second quarter.  The decrease was driven by price and volume declines due to additional competition in the third quarter.

•

Meclizine: Net sales for the third quarter were $3.9 million compared to $4.6 million in the previous quarter.  The decrease was driven by price and volume declines due to additional competition in the third quarter.

•

Other Generic Products: For the third quarter 2011, net sales from all other generic products were $64.2 million. This compares to net sales of $76.7 million in the second quarter 2011. The decrease is due to customer buying patterns and a decrease in royalty income.

•

Megace® ES: Net sales were $14.2 million for the third quarter compared to $14.1 million in the second quarter.

•

Nascobal® B12 Nasal Spray: Net sales were $4.7 million for the third quarter compared to $6.3 million in the second quarter.  The decrease was due to primarily to increases in Medicaid rebates.

Revenues and gross margin for the third quarter 2011 were $215.4 million and $85.1 million, respectively, compared to $224.2 million in net sales and $99 million in gross margin during the prior quarter (Q2 2011). The gross margin rate on the Company’s consolidated product portfolio decreased to 39.5% versus 44.2% in the second quarter 2011.  The decrease was due primarily to lower royalty income, a decrease in price and volume of amlodipine/benazepril, and an increase in sales of lower-margin budesonide EC.

	3Q 2011		2Q 2011
	$	%	$	%
Key Par (Generic) Products (1)	$ 37.1	28.3%	$ 40.7	32.3%

All other Par (Generic)	34.5	53.8%	43.3	56.5%

Total Par (Generic)	$ 71.6	36.7%	$ 84.0	41.5%

Strativa (Branded) Products	$ 13.5	67.6%	$ 15.0	69.1%

Total (All Products)	$ 85.1	39.5%	$ 99.0	44.2%

1. Key Par Products is comprised of Metoprolol, Budesonide EC, Sumatriptan, Propafenone, Amlodipine/benazapril, Meclizine.

Operating Expenses

On a GAAP basis, total operating expenses decreased during the third quarter of 2011 as compared to the prior quarter as follows:

•

Research and development expenses were $9.6 million in the third quarter of 2011 compared to $8.1 million in the second quarter.  The increase was due to higher generic development activity.

•

Selling, general and administrative expenses for the third quarter 2011 decreased to $35.8 million compared to $46.2 million in the second quarter of 2011.  The decrease reflects lower costs as a result of the second quarter branded division restructuring, as well as lower legal and share-based compensation expenses.

Cash and cash equivalents and marketable securities

The aggregate balance as of September 30, 2011 was approximately $256.8 million, after $157.6 million in payments during the quarter for previously announced AWP litigation settlements.

Product and Pipeline Update

In August, Par Pharmaceutical Companies entered into a definitive agreement to acquire Anchen Pharmaceuticals, a privately-held specialty pharmaceutical company focused on developing and commercializing extended release and niche generic products, for $410 million in cash.  The transaction is expected to close by year-end.

In October, Par Pharmaceutical acquired rights to three products from Teva Pharmaceuticals in connection with Teva’s acquisition of Cephalon.  Par now owns the ANDAs of fentanyl citrate lozenges, a generic version of Actiq®, and cyclobenzaprine ER capsules, the generic version of Amrix®, as well as the U.S. rights to market modafinil tablets, the generic version of Provigil®.  Par is currently shipping to the trade all strengths of fentanyl citrate lozenges that were previously available from Teva.

In October, Par Pharmaceutical began shipping all strengths of olanzapine orally disintegrating tablets, the generic version of Lilly’s Zyprexa Zydis®.  According to IMS Health data, annual sales in the U.S. of Zyprexa Zydis are approximately $360 million.

Par Pharmaceutical, along with third-party partners, currently has approximately 32 ANDAs pending with the FDA, 13 of which it believes to be first-to-file opportunities.

Conference Call

The Company will host a conference call and live webcast today, Wednesday, November 2, 2011 at 9:00 AM EDT to review results for the third quarter 2011.  Access to the live webcast can be made via the Company's website at www.parpharm.com.

Dial-in Information

Domestic:	800-901-5241
International:	617-786-2963
Passcode:	52087832

A replay of the conference call will be available for two weeks approximately one hour after the call.

Replay Information

Domestic:	888-286-8010
International:	617-801-6888
Passcode:	42213272

Non-GAAP Measures

Par Pharmaceutical Companies, Inc. (“the Company”) believes it prepared its unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

# # #

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 225,969	$ 218,674
Available for sale marketable debt securities	30,861	27,866
Accounts receivable, net	98,103	95,705
Inventories	80,986	72,580
Prepaid expenses and other current assets	22,537	17,660
Deferred income tax assets	31,005	26,037
Income taxes receivable	37,864	18,605
Total current assets	527,325	477,127

Property, plant and equipment, net	69,665	71,980
Intangible assets, net	63,424	95,467
Goodwill	63,729	63,729
Other assets	6,495	5,441
Non-current deferred income tax assets, net	55,451	69,488
Total assets	$ 786,089	$ 783,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 21,551	$ 23,956
Payables due to distribution agreement partners	53,473	25,310
Accrued salaries and employee benefits	11,660	16,397
Accrued government pricing liabilities	39,824	32,169
Accrued legal fees	7,296	7,084
Accrued legal settlements	37,800	-
Accrued expenses and other current liabilities	6,056	6,674
Total current liabilities	177,660	111,590

Long-term liabilities	44,791	43,198
Commitments and contingencies	-	-

Stockholders' equity:
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued
39,662,618 and 38,872,663 shares	394	389
Additional paid-in capital	394,468	373,764
Retained earnings	251,140	329,129
Accumulated other comprehensive (loss) income	(21)	137
Treasury stock, at cost 3,180,643 and 2,970,573 shares	(82,343)	(74,975)
Total stockholders' equity	563,638	628,444
Total liabilities and stockholders’ equity	$ 786,089	$ 783,232

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Revenues:
Net product sales	$ 208,865	$ 226,131	$ 644,672	$ 763,148
Other product related revenues	6,492	8,309	27,825	18,698
Total revenues	215,357	234,440	672,497	781,846
Cost of goods sold	130,253	131,146	378,714	503,583
Gross margin	85,104	103,294	293,783	278,263
Operating expenses:
Research and development	9,610	10,145	28,397	37,457
Selling, general and administrative	35,762	50,302	128,863	140,402
Settlements and loss contingencies, net	-	2,312	190,560	(1,694)
Restructuring costs	-	-	26,986	-
Total operating expenses	45,372	62,759	374,806	176,165
Gain on sale of product rights and other	-	79	-	6,000
Operating income (loss)	39,732	40,614	(81,023)	108,098
Gain on marketable securities and other investments, net	-	3,567	-	3,567
Interest income	160	341	965	942
Interest expense	(150)	(928)	(451)	(2,754)
Income (loss) from continuing operations before provision for income taxes	39,742	43,594	(80,509)	109,853
Provision (benefit) for income taxes	17,687	12,933	(2,900)	34,731
Income (loss) from continuing operations	22,055	30,661	(77,609)	75,122
Discontinued operations:
Provision (benefit) for income taxes	127	127	380	(105)
(Loss) income from discontinued operations	(127)	(127)	(380)	105
Net income (loss)	$ 21,928	$ 30,534	($77,989)	$ 75,227

Basic earnings (loss) per share of common stock:
Income (loss) from continuing operations	$ 0.61	$ 0.89	($2.16)	$ 2.20
(Loss) income from discontinued operations	(0.00)	(0.00)	(0.01)	0.00
Net income (loss)	$ 0.61	$ 0.89	($2.17)	$ 2.20

Diluted earnings (loss) per share of common stock:
Income (loss) from continuing operations	$ 0.60	$ 0.86	($2.16)	$ 2.12
(Loss) income from discontinued operations	(0.00)	(0.00)	(0.01)	0.00
Net income (loss)	$ 0.60	$ 0.86	($2.17)	$ 2.12

Weighted average number of common shares outstanding:
Basic	36,143	34,310	35,875	34,117
Diluted	36,774	35,684	35,875	35,410

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”
(In Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	September 30,	September 30,
	2011	2010
Income from Continuing Operations	$ 22,055	$ 30,661

Transaction costs for Edict and Anchen	2,852	-
Upfront and development milestone payments	-	2,000
Litigation settlements and contingencies	-	2,250
Non-cash interest expense	-	533
Abrika earn-out payment	-	(3,567)
Sum of adjustments, pre-tax	$ 2,852	$ 1,216
Estimated tax on adjustments	551	(462)
Domestic manufacturing tax benefit	-	(2,009)
Adjusted Income from Continuing Operations (non-GAAP measure)	$ 25,458	$ 29,406

Amortization Expense	2,548	3,079
Estimated tax impact	(943)	(1,170)
Amortization Expense, net of tax	1,605	1,909
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	27,063	31,315
“Cash EPS” from Continuing Operations (non-GAAP measure)	$ 0.74	$ 0.88

Diluted weighted average shares outstanding	36,774	35,684

	Nine Months Ended
	September 30,	September 30,
	2011	2010
(Loss) Income from Continuing Operations	($77,609)	$ 75,122

Litigation settlements and contingencies, pre-tax	190,560	(1,880)
Restructuring costs	27,660	-
Transaction costs for Edict and Anchen	2,852	-
Upfront and development milestone payments	-	19,000
Sale of product rights	-	(5,000)
Non-cash interest expense	-	1,571
Abrika earn-out payment	-	(3,567)
Sum of adjustments, pre-tax	$ 221,072	$ 10,124
Estimated tax on adjustments	(58,397)	(3,847)
Charge related to valuation of deferred income tax assets	2,391	-
Resolution of tax contingencies	-	(3,657)
Domestic manufacturing tax benefit	-	(2,009)
Adjusted Income from Continuing Operations (non-GAAP measure)	$ 87,457	$ 75,733

Amortization Expense	8,666	11,233
Estimated tax impact	(3,238)	(4,269)
Amortization Expense, net of tax	5,428	6,964
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	92,885	82,697
“Cash EPS” from Continuing Operations (non-GAAP measure)	$ 2.54	$ 2.34

Diluted weighted average shares outstanding	36,525	35,410